EXHIBIT 23.1b


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Sunrise Capital Corporation
Albuquerque, New Mexico

We hereby consent to the use in the proxy statement/prospectus constituting a part of the Registration Statement on Form S-4 of Capitol Bancorp Limited of our report dated January 31, 2002, relating to the consolidated financial statements of Sunrise Capital Corporation which is contained in the proxy statement/prospectus. We also consent to the reference to us under the caption "Experts" in the proxy statement/prospectus.


/s/ BDO SEIDMAN, LLP


Los Angeles, California
July 31, 2002